The significant subsidiaries of the Company are as follows:



                                         State or Other
                                          Jurisdiction
                                        of Incorporation
                                        or Organization
                                        ________________

Boise Cascade Office Products
  Corporation                              Delaware

BCC Mexico, S.A. De C.V.                   Mexico

Boise Southern Company                     Louisiana

Minidoka Paper Company                     Delaware